Exhibit 10.9
CONSULTING AGREEMENT

THIS AGREEMENT is made this 4 day of October, 2006 (“Effective Date” ) by and between Brian Groh, an adult individual residing at 11201 Native Texan Trail, Austin, Texas, USA 78735 (the “Consultant” ) and Vemics, Inc, a Delaware Corporation whose address is 523 Avalon Gardens Drive, Nanuet, New York 10954 (“Vemics”).

WITNESSETH:

WHEREAS, Vemics LiveAccess is a fully managed online conferencing and collaboration service, that is made available for access by users on a subscription basis (the “Service”); and

WHEREAS, the Consultant has experience and expertise in the marketing of various products through the internet, direct sales and other methods;

WHEREAS, the parties have agreed to enter into a consulting relationship under which the Consultant will promote Vemics’s business relationships.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. APPOINTMENT AS CONSULTANT

Vemics hereby hires Consultant, on a non-exclusive basis, to advise and work with Vemics’s officers and board of directors in connection with Vemics’s growth strategy, including without limitation, and as applicable, helping to develop or create a business plan and/or product roadmap, going to marketing and strategy meetings, helping to develop sales strategies, helping to develop a finance and/or funding plan, cost control, quality control, operations support, advising with respect to hiring of key individuals, helping with introducing legal and accounting firms and banks, assisting in negotiations of major deals and key contracts, making introductions to manufacturers, suppliers and customers, developing rapports with banks and/or investors, assisting in the development of a board of directors, providing guidance in future developments, business development, and advising with respect to fundings, an initial public offering, and mergers and acquisitions (such services shall collectively be referred to as the “Services”). In connection with the Services, Vemics hereby authorizes Consultant consistent with and in compliance with any and all applicable laws and regulations, to obtain investors, underwriters, lenders and/or guarantors (collectively, “Investors”) to provide financing for Vemics on terms acceptable to Vemics and the Investors.

2. COMPENSATION FOR SERVICES

(a) Compensation for Services.

As compensation for providing the Services, Vemics will pay to Consultant $5,000.00 per month, on or before the first day of each month, for the term hereof. Additionally, there will be various projects assigned the Consultant during the course of the term. Bonuses will be paid to the Consultant by the Company for the successful completion of each project. Terms for project completion bonus structure will be on a case by case basis and will be mutually agreed on by the
Company and Consultant prior to the assignment of the project. Bonus combination may be in the form of shares or cash, or a combination thereof

(b) Expense Reimbursement.

Consultant shall be separately reimbursed for all out-of-pocket expenses incurred in performance of the Services, such as travel, entertainment and telephone expenses, printing, and road shows for Investors (“Expenses”). Company shall reimburse Expenses within ten (10) business days of receiving itemized vouchers with receipts.

3. TERM

(a) Initial Term and Extensions. The term of this Agreement shall begin on the date of this Agreement and shall continue for a period of twelve (12) months from such date, unless terminated earlier as provided in Section 3(b) hereof. Upon the expiration of the initial term, the term of this Agreement shall be renewed and extended automatically for additional, consecutive periods of twelve (12) months each, unless Consultant shall have given written notice to Vemics or Vemics shall have given written notice to Consultant at least sixty (60) days prior to the last day of the initial term or any renewal period, as the case may be, of Vemics’s or Consultant’s intention to terminate this Agreement, in which case such termination shall be effective, and the tenn of this Agreement shall end, on the last day of such term, unless otherwise terminated as provided in Section 3(b) hereof.

(b) Termination. In addition to its termination by the expiration of the term of this Agreement as provided in Section 3(a), this Agreement may be terminated as follows:

(i) In the event that Consultant and Vemics mutually agree in writing to terminate this Agreement, this Agreement shall be terminated on the terms and date stipulated in such written agreement.

(ii) In the event either party fails to discharge any of its material obligations hereunder, or commits a material breach of this Agreement, and such default or breach continues for a period of 30 days after the other party has notified the former party of such default or breach in writing, this Agreement may then be terminated at the option of the non-breaching party by written notice thereof to the breaching party.

4. ACTING AS CONSULTANT ONLY

It is understood that Consultant in connection with the Services may act as a finder only, is not a licensed securities or real estate broker or dealer, and shall have no authority to enter into any commitments on Vemics’s behalf or to hold any funds or securities in connection with a financing or an acquisition, or to perform any act which would require Consultant to become licensed as a securities or real estate broker or dealer.

5. NATURE OF RELATIONSHIP BETWEEN THE PARTIES

Consultant shall render the Services hereunder as an independent contractor. Vemics is merely purchasing the Services hereunder, and the decision to take, modif, or reject the advice of Consultant shall be that of Vemics. Consultant shall not be responsible for, and shall incur no liability to any party for, any results or consequences arising directly or indirectly out of the actions of Vemics subsequent to the delivery of any advice or recommendation of Consultant. It is not the intention of the parties to this Agreement to create, by virtue of this Agreement, any trust, partnership or joint venture between Consultant, on the one hand, and Vemics or any of its affiliates, on the other hand, or, to make them legal representatives or agents of each other or to create any fiduciary relationship among them.

6. STANDARD OF CARE

Consultant shall provide his Services under this Agreement in a professional manner, giving advice and making recommendations that are in accordance with all applicable laws and regulations using the same degree of care, skill and prudence that would be customarily exercised for his own account, in a manner he reasonably believes to be in the best interest of Vemics as an independent company hiring consulting services to assist it to achieve its objectives. Notwithstanding the foregoing, however, the parties expressly agree that the attainment of any specific results in operations or financial condition of Vemics, or any company or business acquired by Vemics, is the sole responsibility of Vemics.

7. INTELLECTUAL PROPERTY

Vemics shall exclusively own its respective trademarks and service marks, copyrights, trade secrets, and patents (collectively, the “Intellectual Property”) and the Consultant will not have any claim or right to the Intellectual Property of Vemics by virtue of this Agreement or the performance of services hereunder. The Consultant will not take any action or make any claim to any Intellectual Property belonging to Vemics, whether during the Term of this Agreement or thereafter.

8. REPRESENTATIONS AND WARRANTIES

A. Each party represents and warrants that it has the right, title, interest and authority to enter into this Agreement and to fully perform its obligations hereunder, and that the rights granted hereunder shall not violate the rights of any third party. Each party represents and warrants that its conduct hereunder shall conform to all applicable federal, state and local law and regulation.

B. Neither party will have liability to the other for any damages other than direct damages.
VEMICS DOES NOT MAKE ANY WARRANTY REGARDING THE QUALITY OF ITS GOODS AND SERVICES.. IN NO EVENT WILL VEMICS BE LIABLE FOR ANY UNAUTHORIZED REPRESENTATION OR WARRANTY MADE TO ANY END USER OR THIRD PARTY BY THE CONSULTANT, OR ANY AGENT OF THE CONSULTANT.  THESE UMITATJONS SHALL SURVIVE AND APPLY NOTWITHSTANDING THE VALIDITY OF THE LIMITED REMEDIES PROVIDED FOR IN THIS AGREEMENT.

9. INDEMNITY

Notwithstanding anything to the contrary herein, Consultant shall indemnify, defend and hold harmless Vemics, its officers, directors, shareholders, employees, parent and affiliate entities, agents and representatives, against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorney fees and costs, whether or not a lawsuit or other proceedings is filed, that in any way arise out of or are related to: (a) any claim against Vemics arising out of any breach of any unauthorized covenants, warranties, representations and agreements made by Consultant to any third party and/or (b) Consultant’s material breach of any provision of this Agreement, and/or (c) the grossly negligent or willful acts or omissions of Consultant. In the event that Consultant fails to promptly indemnify and defend such claims and/or pay expenses as provided above, Vemics shall have the right to defend itself and Consultant shall reimburse Vemics for all of its reasonable attorneys’ fees, costs and damages incurred in settling or defending such claims within sixty (60) days of Vemics’s request for same.

Notwithstanding anything to the contrary herein, Vemics shall indemnify, defend and hold harmless Consultant, against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorney fees and costs, whether or not a lawsuit or other proceedings is filed, that in any way arise out of or are related to any act in the authorized, normal and ordinary course of Consultant’s business on behalf of Vemics. In the event that Vemics fails to promptly indemnify and defend such claims and/or pay expenses as provided above, Consultant shall have the right to defend itself and Vemics shall reimburse Consultant for all of its reasonable attorneys’ fees, costs and damages incurred in settling or defending such claims within sixty (60) days of Consultant’s request for same.

10. NO JOINT VENTURE

Nothing in the Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a partnership, joint venture or formal business entity -of any kind; and the rights and obligations of the Parties shall be limited to those expressly set forth herein. No party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of; or in the name of, another party or to bind another in any matter or thing whatsoever.

11. CONFIDENTIALITY AND NONSOLICITATION

A. “Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including but not limited to patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of Vemics and its affiliates, and includes, without limitation, Vemics and their affiliates information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information. “Confidential Information” also includes proprietary and/or confidential information of any third party that may disclose such information to Consultant in the course of Vemics’s business.

B. All Confidential Information disclosed both orally and in writing by Vemics will be considered Confidential Information by Consultant and subject to terms of this Agreement, even if such information is not conspicuously designated as “Confidential” or even when provided orally and not identified as confidential at the time of disclosure.

C. Consultant acknowledges that Vemics and its employees and shareholders have over many years devoted substantial time, effort and resources to developing Vemics’s trade secrets and its other confidential and proprietary information, as well as Vemics’s relationships with customers, suppliers, employees and others doing business with Vemics; that such relationships, trade secrets and other information are vital to the successful conduct of Vernics’s business in the future; that Vemics, in the furtherance of its business, is providing Consultant with the opportunity and support necessary to them to establish personal and professional relationships with customers, suppliers, employees and others having business relationships with Vemics and is affording Consultant access to Vemics’s trade secrets and other confidential and proprietary information; that because of the opportunities and support so provided to Consultant and because of Consultant’s access to Vemics’s confidential information and trade secrets, Consultant would be in a unique position to divert business from Vemics and to commit irreparable damage to Vemics were Consultant to be allowed to compete with Vemics or to commit any of the other acts prohibited by this Section 9 of the Agreement; that the enforcement of the restrictive covenants against Consultant would not impose any undue burden upon Consultant; that none of the restrictive covenants is unreasonable as to period or geographic area; and that the ability to enforce the restrictive covenants against Consultant is a material inducement to the decision of Vemics to consummate this Agreement .

D. Consultant hereby agrees that it will not make use of, disseminate, or in any way disclose any
Confidential Information of Vemics to any person, firm, or business, except to the extent necessary for negotiations, discussions, and consultations, any purpose of Vemics authorized by this agreement and any purpose Vemics may hereafter authorize in writing. Consultant hereby also agrees that it will use the Confidential Information disclosed by Company for informational purposes only. Consultant hereby further agrees that it shall not use the Confidential Information of Company in the production and/or the providing of any products and/or services now or in anytime in the future.

E. Consultant agrees that it shall treat all Confidential Information of Company with the same degree of care as it accords to its own Confidential Information, and Consultant represents that it exercises reasonable care to protect its own Confidential Information.

F. Consultant hereby agrees that it shall disclose Confidential Information of Vemics only to those of its officer(s), manager(s), and/or employee(s) who need to know such information and certifies that such officer(s), manager(s), and/or employee(s) have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement.

G. Consultant will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Consultant agrees to assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.

H. Upon the request of Vemics and/or termination of this Agreement, the Consultant will promptly return all confidential information furnished hereunder and all copies thereof.

I. Solicitation of Business. During the Restricted Period, Consultant will not solicit or assist any other person to solicit any business (other than for Vemics) from any present or past customer of Vemics; or request or advise any present or future customer of Vemics to withdraw, curtail or cancel its business dealings with Vemics; or commit any other act or assist others to commit any other act which might injure the business of Vemics. During the Restricted Period, Vemics will not solicit or assist any other person to solicit any business (other than for Consultant) from any present or past customer of Consultant; or request or advise any present or future customer of Consultant to withdraw, curtail or cancel its business dealings with Consultant; or commit any other act or assist others to commit any other act which might injure the business of Consultant.

K. Employees. During the Restricted Period, The Parties will not directly or indirectly: (a) solicit or encourage any employee of the other Party to leave the employ of Vemics or the Consultant; or (b) hire any employee who has left the employ of Vemics or the Consultant if the hiring is proposed to occur within six months after the termination of the employee’s employment with Vemics or the Consultant.

L. Consultants. During the Restricted Period, Consultant will not directly or indirectly solicit or encourage any consultant then under contract with Vemics to cease work for Vemics.

M. Remedies. In the event of a breach or a threatened breach of any of the Provisions and/or Covenants set forth in this Section 11 of the Agreement above (the “Covenants”), Vemics will, in addition to the remedies provided by law, have:

(a) the right and remedy to have the Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the Covenants will cause irreparable injury to Vemics and that money damages will not provide an adequate remedy to Vemics; and
(b) the right and remedy to require a person to account for and pay over to Vemics all compensation, profits, moneys, accruals, increments or other benefits (collectively the “Benefits”) derived or received by Consultant as a result of any transactions constituting a breach of any of the Covenants, and Consultant hereby agrees to account for and pay over the Benefits to Vemics.

N. The obligations of Vemics and Consultant set forth in this paragraph 11 of this agreement shall survive the termination of this agreement.

12. PUBLICITY

The Parties agree that all publicity and public announcements concerning the formation and existence of this Agreement shall be jointly planned and coordinated by and among the Parties. Neither party shall disclose any of the specific terms of this Agreement to any third party without the prior written consent of the other party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, any party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other party.

13. EFFECT OF TERMINATION

Upon termination or expiration of this Agreement, all rights granted to the Consultant shall forthwith revert to Vemics.

14. FORCE MAJEURE

Neither party will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such Party’s reasonable control and that such Party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected Party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event.

15. NOTICES

A. Any notice required to be given pursuant to this Agreement shall be in writing and mailed by certified or registered mail, return receipt requested or delivered by a national overnight express service.

For Vemics:
Fred Zolla, CEO
Vemics, Inc
523 Avalon Gardens Drive
Nanuet, NY 10954

For the Consultant
Brian Groh
11201 Native Texan Trail,
Austin, Texas, USA 78735

B. Either party may change the address to which notice or payment is to be sent by written notice to the other party pursuant to the provisions of this paragraph.

16. JURISDICTION DISPUTES

A. This Agreement shall be governed by the laws of New York.
B. All disputes hereunder shall be resolved in the applicable state or federal courts in County of Rockland in the State of New York. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

17. AGREEMENT BINDING ON SUCCESSORS

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns.

18. WAIVER

No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

19. SEVERABILITY

If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

20. ASSIGNABILITY

The license granted hereunder is specific to the Consultant and may not be assigned by any act of the Consultant or by operation of law unless with the written consent of Vemics.

21. INTEGRATION

This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in a writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may be in conflict therewith.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each executed this agreement on the day indicated.

Consultant                                                                                     Vemics Inc.

By: /s/Brian Groh                                                                          By: /s/Fred Zolla
Brian Groh                                                                                     Fred Zolla, CEO

Dated:October 15, 2006                                                               Dated: October 15, 2006